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                                                                   EXHIBIT 10.12

                               FIRST AMENDMENT TO
                         FIREARMS TRAINING SYSTEMS, INC.
                             STOCK OPTION AGREEMENT
                                    SERIES A


                  WHEREAS, Firearms Training Systems, Inc., a Delaware corporation (the "Company"), has heretofore granted to the optionee named below (the "Optionee") a non-qualified option to purchase from the Company shares of its Class A Common Stock upon and subject to the terms and conditions of a Stock Option Agreement, Series A dated September 18, 1996 (the "Agreement"); and
                  WHEREAS, the Company and the Optionee desire to amend the Agreement in certain respects;

                  NOW, THEREFORE, the Agreement is amended effective as of June 26, 1998 in the following respects:

         1. Section 2.2(a) of the Agreement is amended by deleting the words "and with respect to an additional sixteen and two-thirds percent (16-2/3%) of the shares of Stock subject to the Option if such termination occurs after the second anniversary of the Option Date.", and by adding two new sentences at the end thereof to read as follows:

         Notwithstanding the foregoing, if the Optionee's active employment ceases in accordance with the Confidential Resignation Agreement (as hereinafter defined), then (i) the Optionee's employment shall be deemed to have terminated on January 1, 1999 for purposes of this paragraph, (ii) such termination shall be deemed to be a termination by the Company other than for Cause (as defined herein), provided the terms and conditions of the Confidential Resignation Agreement are complied with and (iii) subject to Section 2.5 below, the Option shall become exercisable with respect to 45,000 of the remaining shares of Stock subject to the Option (the "Transition Shares") at the end of the Compliance Period (as defined in the Confidential Resignation Agreement). For purposes of this Agreement, "Confidential Resignation Agreement" means the


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         resignation agreement between the Company and the Optionee dated June
         26, 1998.

         2. Section 2.2(e) of the Agreement is amended in its entirety to read as follows:

                  (e) If the Optionee terminates employment with the Company for any reason other than as described in subsection (b), (c) or (d) above, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment (except for the Transition Shares, which shall remain exercisable as set forth in this Agreement) and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the latest to occur of (i) the date that is 90 days after the effective date of the Optionee's termination of employment (ii) the date on which the Optionee is determined to be noncompliant with Paragraph 16 thereof, and (iii) if no violation of Paragraph 16 of the Confidential Resignation Agreement occurs during the Compliance Period, the date that is twelve months after the end of the Compliance Period; provided that if the Optionee's employment is terminated by the Company for Cause at any time, the Option shall terminate automatically on the effective date of the Optionee's termination of employment, and the Optionee shall be subject to the provisions of Section 2.5.

         3. Section 2.5 of the Agreement is amended in the following respects:
         (i) to insert the phrase "In the event of a determination of the Optionee's noncompliance with the Confidential Resignation Agreement on account of the Optionee's breach or failure to comply with his obligations thereunder as described in Paragraph 16 thereof, or" at the beginning of subsection (a) thereof,
         (ii) to insert the phrase "the date of such determination of noncompliance or" before the phrase "the date the Optionee engages in such activity" as it appears twice in subsection (a) thereof, and before the phrase "the

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date on which the Optionee engaged in such activity" as it appears in subsection (a) thereof, and
         (iii) to add the parenthetical phrase "(or in the case of a breach of the Confidential Resignation Agreement, the Chief Executive Officer)" after the word "Committee" as it appears in subsection (b) thereof.

         4. Section 3.5 of the Agreement is amended in the following respects:

         (i) by adding at line four of Section 3.5, after the words "Section 3.8 of the Plan", the phrase "which results in a sale by the Centre Entities (as described in the Prospectus for Firearms Training Systems, Inc. dated November 26, 1996) of all or substantially all of the assets of the Company or the shares held by the Centre Entities (a "Qualifying Change in Control")", and to replace the words "Change in Control" with "Qualifying Change in Control" throughout
Section 3.5 thereafter,
         (ii) to substitute the phrase "there shall be substituted for each share of Stock for which this Option is exercisable as of the date of the Qualifying Change in Control" for the phrase "all outstanding options shall immediately be exercisable in full and there shall be substituted for each share of Stock available under this Plan, whether or not then subject to an outstanding option," as it appears in the first sentence of the first paragraph thereof,
         (iii) to substitute the phrase "the Option" for the phrase "each option" as it appears in the second sentence of the first paragraph thereof,
         (iv) to add the phrase "for which the Option is exercisable as of the date of occurrence of such Qualifying Change in Control" after the phrase "a cash payment from the Company in an amount equal to the number of shares of Stock


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then subject to such option" as it appears in the second paragraph thereof, and
         (v) to add a new paragraph at the end thereof to read as follows:

                  In the event of a Qualifying Change in Control prior to the end of the Compliance Period, the portion of the Option which is attributable to the Transition Shares shall be deemed to be exercisable for purposes of this Section 3.5

         This instrument may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


                                            FIREARMS TRAINING SYSTEMS, INC.




                                            By:/s/ Peter A. Marino
                                               -------------------
                                               Peter A. Marino
                                               President


Accepted this 26th day of June, 1998.



/s/ Robert B. Terry, Jr.
------------------------
Robert B. Terry, Jr.